Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-139403, 333-109187, 333-112145 and 333-122420), S-8 (No. 333-51468), and F-3 (No. 333-101502), of Workstream Inc. of our report dated July 28, 2006 relating to the financial statements which appear in this Form 10-K/A.

PricewaterhouseCoopers LLP
Ottawa, Canada
August 24, 2007